Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
F. Schumacher & Co, Inc.:

We have audited the accompanying statement of revenues and direct expenses of the Waverly, Gramercy and Village Brands (the “Brands”) of F. Schumacher & Co. for the year ended December 31, 2006. This statement of revenues and direct expenses is the responsibility of the Brands’ management. Our responsibility is to express an opinion on this statement of revenues and direct expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct expenses is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Brands’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of revenues and direct expenses presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, the accompanying statement of revenues and direct expenses was prepared to present the revenues and direct expenses associated with the Brands in connection with the Asset Purchase Agreement dated March 13, 2007 between NexCen Brands, Inc. (and its subsidiary described in Note 1) and F. Schumacher & Co. and for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission and is not intended to be a complete presentation of the financial position, results of operations or cash flows of the Brands on a stand alone basis.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and direct expenses of the Brands for the year ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

\s\KPMG LLP

Baltimore, Maryland
July 18, 2007

Waverly, Gramercy and Village Brands
Statement of Revenues and Direct Expenses
For the Year Ended December 31, 2006

Revenues

Royalty income	$6,313,737

Direct expenses

Design, sales and marketing	1,835,670
Advertising and promotion expenses, net	1,870,087

Total direct expenses	3,705,757

Excess of revenues over direct expenses	$2,607,980

See accompanying notes to statement of revenues and direct expenses

Waverly, Gramercy and Village Brands
Notes to Statement of Revenues and Direct Expenses
For the Year Ended December 31, 2006

Note 1- The Purchase Agreement

On May 2, 2007, NexCen Brands, Inc., (“NexCen”) through its wholly owned subsidiary WV IP Holdings, LLC, purchased for cash the business relating to the Waverly®, Gramercy®, and Village® brands’ (collectively, the “Brands”) products and services including the licensing of trademarks and copyrights (the “intellectual property”) for use in connection with the third-party manufacture, sale and distribution of fabric and other goods from F. Schumacher & Co. (the “Seller”). The assets acquired consisted solely of the intellectual property and existing license agreements, and no other assets were acquired and no liabilities were assumed in the transaction. In addition, NexCen Brands, Inc., through its wholly owned subsidiary NexCen Brand Management, Inc. extended offers of employment to employees directly involved in the development, management and licensing of the Brands’ intellectual property.

Note 2- Basis of Presentation

Historical financial statements in accordance with U.S. generally accepted accounting principles have never been prepared with respect to the Brands. The accompanying statement of revenues and direct expenses relate to the Brands which were owned by the Seller and which are subject to the purchase agreement. The statement of revenues and direct expenses is not intended to be a complete presentation of the financial position, results of operations or cash flows of the Brands on a stand alone basis.

A statement of assets acquired and liabilities assumed has not been prepared since the assets acquired in connection with the purchase agreement consist solely of intellectual property and license agreements that were internally developed by the Seller and had no carrying value in the accounts of the Seller and there were no liabilities assumed in connection with the purchase agreement. In addition, it is not practical to present cash flow information relating to operating, investing and financing activities relating to the Brands since they were not operated as a separate entity and information required to present the statement of cash flows is not determinable.

Carve-out

The statement of revenues and direct expenses has been prepared on a “carve-out” basis in order to represent the historical revenues and direct expenses associated with the Brands, which have been derived from the accounting records of the Seller. The statement includes revenues from licensing activities, including royalties and advertising fees, related to the trademarks and copyrights of the Brands in connection with the sale and distribution of fabric and other goods pursuant to license agreements then in effect. Direct expenses include salaries and benefits, advertising and marketing, and facilities costs that are clearly identifiable as being directly related to the licensing activities. The statement of direct expenses does not include any allocation of corporate overhead costs such as legal, executive or financing costs that may have been incurred by the Seller in connection with the licensing activities since these costs were not clearly identifiable as being directly related to the licensing activities, nor is there any provision for income taxes. The statement of revenues and direct expenses is not intended to be indicative of the results of operations had the Brands been operated as an autonomous company or the way they will perform under NexCen ownership and management.

Note 3 - Summary of Significant Accounting Policies

a) Revenue recognition-

Revenues from licensing activities are recognized in accordance with the terms of the underlying license agreements, which generally provide that royalties and advertising fees are earned when the licensed products are sold and delivered to customers. The royalties are determined as a percentage of the sales price of the licensed products and are generally payable by licensees quarterly. Most license agreements provide for annual guaranteed minimum royalties.

b) Use of Estimates-

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement and accompanying notes. Actual results may differ from those estimates.

c) Advertising-

All costs associated with advertising and promoting products and brands are expensed when the advertising occurs. Advertising and promotion expense was approximately $2,214,000 for the year ended December 31, 2006.

License agreements provide for advertising contributions from licensees as a percentage of net sales, as defined. Advertising contributions from licensees was approximately $ 344,000 for the year ended December 31, 2006 and is included in advertising and promotion expenses, net in the accompanying statement of revenues and direct expenses.

d) Income taxes-

F. Schumacher & Co. has elected to be treated as an “S- Corporation” for federal and state income tax purposes. Under this provision, items of income and loss of the Seller are included in the personal income tax returns of its shareholders and the Seller does not pay federal or state income taxes. No provision is made for federal or state income taxes in the accompanying financial statement.